SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 22, 2023

Bread Financial Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3095 Loyalty Circle
Columbus, Ohio 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Shares, par value $0.01 per share	BFH	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On December 22, 2023, Bread Financial Holdings, Inc. (the “Company”) closed its previously announced offering of $600 million principal amount of 9.750% Senior Notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture (the “Indenture”) dated as of December 22, 2023 among the Company, certain of the Company’s domestic subsidiaries as guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment to the rights of creditors under the Company’s other existing and future senior unsecured indebtedness (including indebtedness under the credit agreement, dated as of June 7, 2023, with certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A, as administrative agent, and other financial institutions as lenders (the “Credit Agreement”), the 7.000% Senior Notes due 2026 (the “2026 Notes”) and the 4.25% Convertible Senior Notes due 2028 (the “Convertible Notes”)); (ii) senior in right of payment to the rights of creditors under the Company’s existing and future indebtedness expressly subordinated to the Notes; (iii) effectively subordinated to any future secured indebtedness, to the extent of the value of the assets securing that indebtedness; (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States (“GAAP”), and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s non-guarantor subsidiaries, including the Company’s Banks (as defined below); and (v) senior in right of payment to any of the Company’s Series A Non-Voting Preferred Stock with respect to rights upon liquidation, winding up and dissolution.

On the issue date, the Notes were guaranteed by each of the Company’s domestic subsidiaries that guarantees the Company’s obligations under its existing 2026 Notes, Convertible Notes and Credit Agreement. If, after the issue date, any domestic subsidiary guarantees, or is issuer, co-issuer or co-obligor (as applicable) of, “Non-Funding Debt” (as defined in the Indenture), then the Company will cause such subsidiary to become a subsidiary guarantor of the Notes.

The Notes will accrue interest at a rate of 9.75% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024. The Notes will mature on March 15, 2029, unless earlier repurchased or redeemed.

The Company may redeem the Notes, in whole or in part, at any time on or after March 15, 2026 at the Redemption Prices (as defined in the Indenture) specified in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (as defined in the Indenture). Prior to such date, the Company may redeem the Notes, in whole or in part, at any time at a Redemption Price of 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, plus a “make-whole” premium. The Company may redeem up to 40% of the Notes before March 15, 2026 with an amount equal to the net cash proceeds from certain Qualified Equity Offerings (as defined in the Indenture).

Upon the occurrence of a Change of Control (as defined in the Indenture), unless the Company has exercised its right to redeem all of the Notes, as described above, holders of the Notes may require the Company to repurchase such holder’s Notes, in whole or in part, at a purchase price equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to, but excluding, the purchase date applicable to such Notes.

If an “Event of Default” (as defined in the Indenture) (other than specified events of bankruptcy, insolvency or reorganization of the Company (and not solely with respect to a “Significant Subsidiary” of the Company or any group of “Guarantors” that, taken together, would constitute a “Significant Subsidiary” (each such term as defined in the Indenture))) occurs and is continuing, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes may declare the principal and accrued and unpaid interest on all the outstanding Notes to be immediately due and payable. If an event of default relating to specified events of bankruptcy, insolvency or reorganization involving the Company (and not solely with respect to a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) occurs, the principal and accrued and unpaid interest on all the outstanding Notes will automatically become immediately due and payable without further action or notice by any person.

The Indenture contains covenants that limit the ability of the Company and any of its Restricted Subsidiaries (as defined in the Indenture), to, among other things:

•	incur or guarantee additional indebtedness;
•	make certain investments and other restricted payments;
•	create liens;
•	enter into transactions with affiliates;
•	engage in mergers, consolidations or amalgamations; and
•	transfer and sell assets.

The above descriptions of the Indenture and the Notes are summaries and are not complete, and are qualified in their entirety by reference to the full and complete text of the Indenture and the Form of Note, a copy each of which is attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give the Company’s expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe its business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements the Company makes regarding, and the guidance it gives with respect to, the Company’s anticipated operating or financial results, future financial performance and outlook, future dividend declarations and future economic conditions.

The Company believes that its expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond its control. Accordingly, its actual results could differ materially from the projections, anticipated results or other expectations expressed in this communication, and no assurances can be given that its expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, rising interest rates, unemployment levels and the increased probability of a recession or prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behavior; global political, market, public health and social events or conditions, including ongoing wars and military conflicts; future credit performance of its customers, including the level of future delinquency and write-off rates; loss of, or reduction in demand for services from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of its business in U.S. consumer credit; increases or volatility in the Allowance for credit losses that may result from the application of the current expected credit loss (CECL) model; inaccuracies in the models and estimates on which we rely, including the amount of its Allowance for credit losses and its credit risk management models; increases in fraudulent activity; failure to identify, complete or successfully integrate or disaggregate business acquisitions, divestitures and other strategic initiatives; the extent to which its results are dependent upon its brand partners, including its brand partners’ financial performance and reputation, as well as the effective promotion and support of its products by brand partners; continued financial responsibility with respect to a divested business, including required equity ownership, guarantees, indemnities or other financial obligations; increases in the cost of doing business, including market interest rates; its level of indebtedness and inability to access financial or capital markets, including asset-backed securitization funding or deposits markets; restrictions that limit the ability of its subsidiary banks, Comenity Bank and Comenity Capital Bank (the “Banks”), to pay dividends to us; pending and future litigation; pending and future legislation, regulation, supervisory guidance and regulatory and legal actions including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; increases in regulatory capital requirements or other support for its Banks; impacts arising from or relating to the transition of its credit card processing services to third party service providers that we completed in 2022; failures or breaches in its operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; loss of consumer information due to compromised physical or cyber security; any tax liability, disputes or other adverse impacts arising out of or related to the spinoff of its former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. and certain of its subsidiaries; and those factors identified in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended December 31, 2022, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may vary materially from what is projected. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on the Company or its business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized. In addition, a final CFPB ruling is anticipated in the coming months that could place significant limits on credit card late fees; the Company cannot provide any assurance as to when any such rule will be issued, the provisions or effective date of any such rule, the result of any litigation relating to such rule, or its ability to mitigate or offset the impact of any such rule on its business and results of operations

Any forward-looking statements contained in this report speak only as of the date made, and the Company undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of December 22, 2023, among Bread Financial Holdings, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association.
4.2	Form of 9.750% Senior Note due 2029 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREAD FINANCIAL HOLDINGS, INC.

	By:	/s/ Joseph L. Motes III
		Name:	Joseph L. Motes III
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Date: December 22, 2023